                                                                   EXHIBIT 5


               [Letterhead of Blackwell Sanders Peper Martin LLP]


                                  June 16, 2000


WorldPages.com, Inc.
390 South Woods Mill Road, Suite 260
St. Louis, Missouri 63017

     RE:    Registration Statement on Form S-3
            Securities Act File No. 333-35430

Ladies and Gentlemen:

     We have acted as counsel to WorldPages.com, Inc. (the "COMPANY") in connection with the Registration Statement on Form S-3 (Securities Act File No. 333-35430) (the "REGISTRATION STATEMENT") filed by the Company under the Securities Act of 1933, as amended (the "ACT"), relating to the resale by the selling stockholders identified therein of 9,368,983 shares (the "SHARES") of the Company's common stock, $.0001 par value per share (the "COMMON STOCK").

     Of the Shares: (A) up to 3,262,366 shares (the "DEBENTURE SHARES") are being registered for resale by Halifax Fund, L.P. ("HALIFAX"), Elliott Associates, L.P. ("ELLIOTT"), and Westgate International, L.P. ("WESTGATE") (Halifax, Westgate and Elliott being sometimes referred to collectively hereinafter as the "SUBORDINATED LENDERS"), pursuant to the conversion into Common Stock of subordinated indebtedness issued or which may potentially be issued by the Company to the Subordinated Lenders; (B) up to 858,525 shares (the "WARRANT SHARES") are being registered for resale by the Subordinated Lenders pursuant to the exercise of common stock purchase warrants issued by the Company to the Subordinated Lenders; and (C) up to 5,248,092 shares are being registered for resale by certain existing holders of Common Stock of the Company (the "PREVIOUSLY ACQUIRED SHARES"). The Debenture Shares and the Warrant Shares are referred to collectively hereinafter as the "SUBORDINATED LENDER SHARES."

     The Debenture Shares and the Warrant Shares are to be issued to the Subordinated Lenders pursuant to: (i) Section 1.1 of the Convertible Debenture Purchase Agreement dated as of February 23, 2000 by and among the Company, Halifax, Elliott and Westgate (the "CONVERTIBLE DEBENTURE PURCHASE AGREEMENT"); (ii) the 5% Convertible Debenture dated as of February 23, 2000 in the principal amount of $15,000,000 and executed by the Company in favor of Halifax (the "HALIFAX DEBENTURE"); (iii) the 5% Convertible Debenture dated as of February 23, 2000 in the principal amount of $2,500,000 and executed by the Company in favor of Elliott (the "ELLIOTT DEBENTURE"); (iv) the 5% Convertible Debenture dated as of February 23, 2000 in the principal amount of $2,500,000 and executed by the Company in favor of Westgate (the "WESTGATE DEBENTURE"); (v) the Common Stock Purchase Warrant dated as of February 23, 2000 and

WorldPages.com, Inc.
June 16, 2000
Page 2

executed by the Company in favor of Halifax (the "HALIFAX WARRANT"); (vi) the Common Stock Purchase Warrant dated as of February 23, 2000 and executed by the Company in favor of Elliott (the "ELLIOTT WARRANT"); (vii) the Common Stock Purchase Warrant dated as of February 23, 2000 and executed by the Company in favor of Westgate (the "WESTGATE WARRANT"); and (viii) the 5% convertible subordinated debentures which may in the future be issued pursuant to Section 1.3 of the Convertible Debenture Purchase Agreement (the "FUTURE DEBENTURES").

     The Halifax Debenture, the Elliott Debenture and the Westgate Debenture are referred to collectively hereinafter as the "INITIAL DEBENTURES." The Halifax Warrant, the Elliott Warrant and the the Westgate Warrant are referred to collectively hereinafter as the "INITIAL WARRANTS."

     As counsel, we have reviewed: (i) the Convertible Debenture Purchase Agreement; (ii) the Registration Rights Agreement dated as of February 23, 2000 by and among the Company, Halifax, Elliott and Westgate (the "REGISTRATION RIGHTS AGREEMENT"); (iii) the Initial Debentures; (iv) the Initial Warrants; (v) the Restated Certificate of Incorporation, as amended, of the Company, certified by the Secretary of State of Delaware (the "DELAWARE SECRETARY") on June 6, 2000 (the "RESTATED CERTIFICATE"); (vi) the Bylaws, as amended, of the Company, certified by the corporate secretary of the Company; (vii) a copy of the unanimous written consent resolutions of the Board of Directors of the Company (the "BOARD") dated as of February 18, 2000 and certified by the corporate secretary of the Company; (viii) a copy of the unanimous written consent resolutions of the Board dated as of February 24, 2000 and certified by the corporate secretary of the Company; and (ix) a copy of the unanimous written consent resolutions of the Board dated as of April 20, 2000 and certified by the corporate secretary of the Company.

     We have relied upon statements of officials of the Company, certifications of the Company's corporate secretary and the certification of the Delaware Secretary as described in the immediately preceding paragraph with respect to questions of fact material to the opinions hereinafter expressed. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with the originals of all items submitted to us as copies.

     We have also assumed that any Subordinated Lender Shares that may in the future be issued upon the conversion of the

WorldPages.com, Inc.
June 16, 2000
Page 3



Future Debentures, if any, contemplated in Section 1.3 of the Convertible Debenture Purchase Agreement, but which Future Debentures have not yet been authorized by the Board or issued or sold, will in the future be so authorized, issued and sold in accordance with the terms of the Convertible Debenture Purchase Agreement.

     Based solely on the foregoing, we are of the opinion that:

     1. The Subordinated Lender Shares are duly authorized and when issued thereafter pursuant to the terms of: the Convertible Debenture Purchase Agreement, the Registration Rights Agreement, the Initial Debentures or the Initial Warrants, as applicable, the Subordinated Lender Shares will be validly issued, fully paid and nonassessable.

     2. The Previously Acquired Shares are duly authorized, validly issued, fully paid and nonassessable.

     We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof.

                                       Very truly yours,


                                       /s/ Blackwell Sanders Peper Martin LLP
                                       BLACKWELL SANDERS PEPER MARTIN LLP

CAA/ROS